Exhibit 10.1

JOINDER AND MODIFICATION NO. 2 TO

LOAN AND SECURITY agreement

This Joinder and Modification No. 2 to Loan and Security Agreement (this “Second Modification”) is entered into as of June 30, 2018 (the “Second Modification Effective Date”) by and among (a) Partners for Growth IV, L.P., a Delaware limited partnership (“PFG”), and (b) each of (i) CANCER GENETICS, INC., a Delaware corporation (“Parent”), (ii) GENTRIS, LLC, a Delaware limited liability company (“Delaware Subsidiary” and together with Parent, individually and collectively, jointly and severally, the “Existing Borrower”), (iii) VIVOPHARM, LLC, a Delaware limited liability company (“Vivo”), and (iv) RDDT A VIVOPHARM COMPANY PTY LTD, a company incorporated under the laws of Australia (“Australian Borrower”, and together with Vivo, jointly and severally, individually and collectively, “New Borrower”) (Australian Borrower, together with Vivo and Existing Borrower, jointly and severally, individually and collectively, “Borrower”).

Recitals

A. PFG and Borrower entered into that certain Loan and Security Agreement dated as of March 22, 2017 (the “Loan Agreement”) and the other Loan Documents pursuant to which PFG has made available to Borrower the principal amount of $6,000,000, all of which is outstanding on the Second Modification Effective Date.

B. PFG and Borrower have entered into that certain Conditional Waiver and Modification No. 1 to Loan and Security Agreement on May 14, 2018 (the “First Modification”), pursuant to which PFG waived certain Specified Defaults (as set forth therein), subject to the terms and conditions of the First Modification, and made certain modifications to the Loan Agreement.

C. Existing Borrower has requested that PFG amend the Loan Agreement to (i) add new borrowers to the Loan Agreement and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. In reliance upon the representations and warranties set forth below, PFG has agreed to so amend certain provisions of the Loan Agreement, but only to the extent provided in this Second Modification, and only in accordance with the terms and subject to the conditions set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Second Modification shall have the meanings given to them in the Loan Agreement.

2. Joinder to Loan Agreement. Vivo and Australian Borrower hereby join the Loan Agreement and each of the Loan Documents as if each were originally named a “Borrower” therein. Without limiting the generality of the preceding sentence, New Borrower agrees that it will be jointly and severally liable, together with Existing Borrower, for the payment and performance of all obligations and liabilities of Borrower under the Loan Agreement, including, without limitation, the Obligations. Each Borrower hereby appoints the other as agent for the other for all purposes hereunder. Each Borrower hereunder shall be obligated to repay all Loans under the Loan Agreement, regardless of which Borrower actually receives the benefit of Loans made to Borrower, as if each Borrower hereunder directly received all Loans.

3. Subrogation and Similar Rights. Each Borrower waives any suretyship defenses available to it under the Code or any other applicable law. Each Borrower waives any right to require PFG to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. PFG may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Second Modification, the Loan Agreement or other Loan Documents, each Borrower waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of PFG under the Loan Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with the Loan Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with the Loan Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for PFG and such payment shall be promptly delivered to PFG for application to the Obligations, whether matured or unmatured. The foregoing waivers (excluding under clauses (i), (ii) and (iii), above) shall be effective until all Obligations have been indefeasibly paid in full.

4. Grant of Security Interest. To secure the prompt payment and performance of all the Obligations, New Borrower hereby grants to PFG a continuing lien upon and security interest in all of New Borrower’s now existing or hereafter arising rights and interest in the Collateral, whether now owned or existing or hereafter created, acquired or arising, and wherever located, including, without limitation, all of New Borrower’s assets (including, without limitation, its Intellectual Property), and all New Borrower’s books relating to the foregoing and any and all claims, rights and interest in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing. New Borrower further covenants and agrees that by its execution hereof it shall provide all such information, complete all such forms, and take all such actions, and enter into all such agreements, in form and substance reasonably satisfactory to PFG that are reasonably deemed necessary by PFG in order to grant a valid, perfected first priority security interest to PFG in the Collateral. New Borrower hereby authorizes PFG to file financing statements, without notice to Borrower, with all appropriate jurisdictions in order to perfect or protect PFG’s interest or rights hereunder, including a notice that any disposition of the Collateral, by any Borrower or any other Person, shall be deemed to violate the rights of the PFG under the Code.

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5. Representations and Warranties. New Borrower hereby represents and warrants to PFG that all representations and warranties in the Loan Documents made on the part of Existing Borrower are true and correct on the date hereof with respect to New Borrower, mutatis mutandis, with the same force and effect as if New Borrower were named as “Borrower” in the Loan Documents in addition to Existing Borrower. Each Obligor hereby represents and warrants that the Representations delivered by it in connection with this Second Modification are true, correct and complete in all material respects as of the Second Modification Effective Date, and to the extent it has not updated Representations previously delivered to PFG, it ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in such prior-delivered Representations.

6. Delivery of Documents. New Borrower hereby agrees that the following documents shall be delivered to the PFG prior to or contemporaneously with delivery of this Second Modification, each in form and substance satisfactory to the PFG:

A.	Borrowing Resolutions - the completed Borrowing Resolutions for Vivo, together with the duly executed original signatures thereto;

B.	Constitutional Documents and Good Standing - the Operating Documents and long-form good standing certificate of Vivo certified by the Secretary of State of Delaware and each jurisdiction in which Vivo is qualified to conduct business, each as of a date no earlier than thirty (30) days prior to the date hereof;

C.	Australian Constitutional and Authority Documents - a certified copy of the Certificate of Registration and Constitution of each of Australian Borrower and Guarantor, as amended, a Verification Certificate containing a certified copy of extracts of meeting of the directors of each of Australian Borrower and Guarantor authorizing the execution of this Agreement and any other Loan Documents to which it is a party;

D.	Landlord Consent(s) - a landlord’s consent in favor of PFG for each of Vivo’s leased locations by the respective landlords thereof, together with the duly executed original signatures thereto;

E.	Signed Australian Security and Guarantee - duly executed original signatures to the Australian Security and Guarantee required by PFG;

F.	Share Transfer Forms - the duly executed blank share transfer form and, subject to the rights of the Senior Lender to hold the same in the first instance, the original share certificate for the issued shares in Australian Borrower;

G.	Lien Searches - certified copies, dated as of a recent date, of financing statement searches, as PFG may request, accompanied by written evidence (including any UCC and PPSR termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been terminated or released;

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H.	IP Security - an Intellectual Property Security Agreement of each New Borrower and Guarantor, together with the duly executed original signature thereto (collectively, the “New Borrower IPSA”)

I.	Reaffirmation of IP Security – a Reaffirmation of Intellectual Property Security Agreement, together with Exhibits/Schedules showing new IP and Domains as from the original Loan Agreement date (the “IPSA Reaffirmation”);

J.	Representations Letter - the Representations of each New Borrower, together with the duly executed original signatures thereto (collectively, the “New Borrower Representations”);

K.	Representations Letter - Representations in respect of Guarantor, together with the duly executed original signatures thereto;

L.	Representations Letter - the Representations of Parent and Gentris, together with the duly executed original signatures thereto;

M.	Control Agreements - Duly executed original counterparts (or otherwise as required by the relevant depositaries) of Control Agreement required by PFG, to the extent not in effect on the Second Modification Effective Date;

N.	Legal Opinion - legal opinion of PFG’s Australian counsel in respect of Australian Borrower and Guarantor (authority/enforceability), in form and substance acceptable to PFG;

O.	Insurance Endorsements - evidence satisfactory to PFG that the insurance policies and endorsements required by the Loan Agreement are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of PFG;

P.	Warrant Amendment - the Omnibus Warrant Amendment (contemplated by the First Modification but not completed) amending each of the Warrants issued on the Loan Agreement Effective Date to Partners for Growth IV, L.P., PFG Equity Investors, LLC and SVB Financial Group, in agreed form; and

Q.	Further Assurances - such other documents as PFG may reasonably request.

7. Amendments to Loan Agreement.

7.1 Section 2.1 (Grant of Security Interest). Section 2.1 is amended by adding the following after the word “Borrower” wherever it appears in Section 2.1: “…(other than Australian Borrower…)”.

7.2 Section 2.1 (Grant of Security Interest). Section 2.1 is amended by deleting the words “(Collectively, the “Collateral”)” in the fourth line of that Section.

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7.3 Section 3 (Representations, Warranties and Covenants of Borrower). References in Section 3 to “Effective Date” shall be replaced with “Second Modification Effective Date”.

7.4 Section 3.2 (Name; Trade Names and Styles). Section 3.2 is amended in its entirety and replaced with the following:

“As of the Second Modification Effective Date, the names of Obligor are their correct names as set forth in their respective Constitutional Documents and (respective) Representations. Listed in the Representations are all prior names of Obligor and all of Obligor’s present and prior trade names as from the Effective Date. Obligor shall give PFG 30 days’ prior written notice before changing its name or doing business under any other name. Borrower has complied and Obligor will in the future comply, in all material respects, with all laws relating to the conduct of business under a fictitious business name, if applicable to Obligor.”

7.5 Section 3.3 (Place of Business; Location of Collateral). Section 3.3 is amended by deleting the first sentence and deleting the words “In addition”, just following, and beginning the sentence with “As of the Second Modification Effective Date…”

7.6 Section 3.4 (Title to Collateral; Perfection; Permitted Liens). Section 3.4(a) is amended by replacing the first sentence thereof with the following text:

“(a) Existing Borrower is as of the Effective Date and Obligor is at the Second Modification Effective Date, and each of the foregoing will at all times in the future be, the sole owner of all the Collateral, except for Collateral which is leased or licensed to Obligor. The Collateral is and will remain free and clear of any and all Liens except for Permitted Liens. Upon the consummation of the transactions contemplated hereby, PFG will have, and will continue to have, a First-Priority perfected and enforceable Lien upon all of the Collateral, subject only to Permitted Liens. Borrower will at all times defend PFG and its interests in the Collateral against all claims of others.”

7.7 Section 4.5 (Access to Collateral, Books and Records; Additional Reporting and Notices). Section 4.5 is amended to replace references to “Borrower” with “Obligor”.

7.8 Section 4.6(xv) (Negative Covenants). Section 4.6(xv) is amended by replacing the existing text in its entirety with the following:

“(xv) create, incur, allow or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, permit any Collateral not to be subject to the First-Priority Lien granted herein or in the Australian Security and Guarantee, or enter into any agreement, document, instrument or other arrangement (except with or in favor of PFG and the Senior Lender) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s Intellectual Property, except as otherwise permitted in Section 3.13 hereof and the definition of Permitted Liens;”

7.9 Section 4.9 (Further Assurances). Section 4.9 is amended by deleting the text “this Agreement” appearing in the fourth line thereof and inserting in lieu thereof the text “the Loan Documents”.

7.10 Section 5.4 (Survival of Certain Obligations). Section 5.4 of the Loan Agreement is amended and replaced in its entirety with the following:

“ 5.4 Survival of Certain Obligations. Without limiting the survival of obligations addressed otherwise in this Agreement and notwithstanding any other provision of this Agreement, all covenants, representations and warranties made in the Loan Documents continue in full force until the Loan Documents have terminated pursuant to its terms and all Obligations (other than obligations which, by their terms, are to survive the termination of this Agreement) have been paid in full and satisfied. The obligation of Borrower in Section 8.9 to indemnify PFG shall survive until the statute of limitations with respect to such claim or cause of action shall have run.”

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7.11 Section 6.1 (Events of Default). Section 6.1 is amended by deleting the text “this Agreement” in the opening paragraph and inserting in lieu thereof the text “the Loan Documents”.

7.12 Section 6.1(h) (Events of Default). Section 6.1(h) is amended by replacing references to “Borrower” and “Borrower or any Guarantor” with “Obligor”.

7.13 Section 6.1(h) (Events of Default). Section 6.1(h) is amended by deleting the word “or” in the sixth line thereof and adding the following at the end of clause (h) as a new subclause (v):

“(v) in respect of Australian Borrower, without limiting any of the foregoing: (A) it is taken to have failed to comply with a statutory demand under section 459(F)(1) of the Corporations Act; (B) it must be presumed by a court to be insolvent under section 459(C)(2) of the Corporations Act; or (C) it is the subject of a circumstance specified in section 461 of the Corporations Act (whether or not an application to court has been made under that section); or”

7.14 Section 6.1(m) (Events of Default. Section 6.1(m) is amended and replaced in its entirety with the following:

“a default or breach shall occur under any other Loan Document, including a default or breach by Guarantor of its representations, warranties and undertakings under the Australian Security and Guarantee, which default or breach shall be continuing after the later of cure period expressly specified in such Loan Document or ten (10) days;”

7.15 Section 6.3 (Standards for Determining Commercial Reasonableness). Section 6.3 shall be amended by inserting the following at the beginning of the first sentence thereof: “Except to the extent that Australian law would otherwise require in respect of Australian Borrower…”

7.16 Section 7, Clause (i). Clause (i) within the definition of “Permitted Liens” is hereby amended in its entirety and replaced with the following:

“(i) purchase money Liens and capital leases (including Liens arising under any retention of title, hire purchase or conditional sales arrangement or arrangements having similar effect) (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than (A) $1,000,000 in the aggregate amount outstanding with respect to Parent and Delaware Subsidiary and (B) A$15,000 with respect to Australian Borrower or Guarantor, or (ii) existing on such Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;”

7.17 Section 7 (Definitions). References within the definition of “Permitted Liens” to “Borrower” shall be replaced with references to “Obligor”.

7.18 Section 7 (Definitions). Section 7 is amended by inserting the following new definitions or, as applicable with respect to existing definitions, restated definitions, to appear alphabetically therein:

“ “ADI Account” is any “ADI account” as defined in the PPSA with such additions to such term as may hereafter be made.”

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“ “Australian Borrower” is RDDT A vivoPharm Company Pty Ltd ACN 123 380 110, a company incorporated under the laws of Australia and a Borrower hereunder.”

“ “Australian Insolvency Proceeding” means in respect of Australian Borrower or the Australian Parent: (a) except with PFG’s consent: (i) it is the subject of a Liquidation, or an order or an application is made for its Liquidation; or (ii) an effective resolution is passed or meeting summoned or convened to consider a resolution for its Liquidation; (b) an External Administrator is appointed to it or any of its assets or a step is taken to do so or any related body requests such an appointment; (c) a step is taken under section 601AA, 601AB or 601AC of the Corporations Act to cancel its registration; or (d) an analogous or equivalent event to any listed above occurs in any jurisdiction.”

“ “Australian Parent” is vivoPharm Pty Ltd ACN 106 101 615, a company incorporated under the laws of Australia and a Guarantor hereunder.”

“ “Australian Security and Guarantee” means the document titled “General Security Deed and Guarantee and Indemnity” executed by Australian Borrower and Australian Parent in favor of PFG dated as of the Second Modification Effective Date, as may be amended, modified, restated, replaced or supplemented from time to time.”

“ “Change in Control” means (a) any event, transaction, or occurrence as a result of which any “person” (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as an amended (the “Exchange Act”)), other than a trustee or other fiduciary holding securities under an employee benefit plan of Borrower, is or becomes a beneficial owner (within the meaning Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Borrower, representing forty nine percent (49%) or more of the combined voting power of Borrower’s then outstanding securities in a single transaction or a series of related transactions (other than by the sale of Borrower’s equity securities in a public offering or to venture capital or private equity investors so long as Borrower identifies to PFG the venture capital or private equity investors at least seven (7) Business Days prior to the initial closing of the transaction and provides to PFG a description of the material terms of the transaction and such other information as PFG may reasonably request); (b) at any time, Borrower shall cease to own and control, of record and beneficially, directly or indirectly, one hundred percent (100.0%) of each class of outstanding capital stock of each Subsidiary of Borrower free and clear of all Liens (except Liens created by this Agreement and the Australian Security and Guarantee); or (c) without limiting the foregoing, in respect of the Australian Borrower or the Australian Parent, there is a change of Control where ‘Control’: (i) has the meaning given in section 50AA of the Corporations Act; (ii) in respect of an ‘entity’ (as defined in the Corporations Act) includes the direct or indirect power to directly or indirectly direct the management or policies of the entity or control the membership or voting of the board of directors or other governing body of the entity; and (iii) includes owning or controlling, directly or indirectly, more than fifty percent (50.0%) of the shares or units in an entity.”

“ “Code” means (a) the Uniform Commercial Code as adopted and in effect in the State of California from time to time, and (b) with respect to Australian Borrower and to any assets located in Australia, the PPS Law.”

“ “Collateral”:

(a) for each Borrower other than the Australian Borrower; has the meaning set forth in Section 2 above; and

(b) for the Australian Borrower, has the meaning given to that term in the Australian Security and Guarantee.”

“ “Collateral Account” is any Deposit Account, Securities Account, Commodity Account, or ADI Account.”

“ “Constitutional Document” means, as to any Person, such Person’s formation documents, as last certified by the Secretary of State (or equivalent Governmental Body) of such Person’s jurisdiction of organization, together with, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or operating or similar agreement), (c) if such Person is a partnership, its partnership agreement (or similar agreement), (d) if such Person is a statutory joint venture company or similar entity, its joint venture (or similar) agreement, each of the foregoing with all current amendments or modifications thereto and (e) with respect to any Australian Borrower or Guarantor, means its constitution.

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“ “Corporations Act” means the Corporations Act 2001 (Cth).”

“ “Dollars”, “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States, except where the terms “Australian Dollars” or “A$” are used to denote lawful money of Australia.”

“ “External Administrator” means in respect of Australian Borrower or the Australian Parent, an administrator, controller or managing controller (each as defined in the Corporations Act), trustee, provisional liquidator, liquidator or any other person (however described) holding or appointed to an analogous office or acting or purporting to act in an analogous capacity.”

“ “Financial Statements” means consolidated financial statements of Obligor, including a balance sheet, income statement and cash flow and, in the case of monthly-required financial statements, showing data for the month being reported and a history showing each month from the beginning of the relevant fiscal year.”

“ “GAAP”, with respect to a US Person, means generally accepted accounting principles in the US, consistently applied, and in respect of Australian Borrower, means accounting standards, principles and practices generally accepted and consistently applied in Australia.”

“ “Guarantor” is any present or future guarantor of the Obligations, including, without limitation, the Australian Parent.”

“ “Guaranty” is any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented.”

“ “Insolvency Proceeding” means a US Insolvency Proceeding or an Australian Insolvency Proceeding.”

“ “IPSA” is, collectively, (i) that certain Intellectual Property Security Agreement dated as of the Effective Date by and between PFG and each of Parent and Delaware Subsidiary, (ii) that certain Intellectual Property Security Agreement dated as of the Second Modification Effective Date by and between Vivo and PFG, and (iii) that certain Intellectual Property Security Agreement dated as of the Second Modification Effective Date by and between Australian Borrower and PFG, as each may be amended, modified or restated from time to time.”

“ “Lender Expenses” means, in each case without limitation as to type and kind: reasonable Professional Costs, and all filing, recording, search, title insurance, appraisal, audit, and other reasonable costs incurred by PFG, pursuant to, or in connection with, or relating to the Loan Documents (whether or not a lawsuit is filed), including, but not limited to, Professional Costs PFG pays or incurs in order to do the following: (i) prepare and negotiate this Agreement and all present and future documents relating to this Agreement or the other Loan Documents; (ii) obtain legal advice in connection with the Loan Documents or Obligor, enforce or seek to enforce any of its rights or retain the services of consultants to do so; (iii) prosecute actions against, or defend actions by, Account Debtors; (iv) commence, intervene in, or defend any action or proceeding; (v) initiate any complaint to be relieved of the automatic stay in bankruptcy; (vi) file or prosecute any bankruptcy claim, third-party claim, or other claim; (vii) examine, audit, copy, and inspect any of the Collateral or any of Obligor’s books and records, subject to Section 4.5; (viii) protect, obtain possession of, lease, dispose of, or otherwise enforce PFG’s security interest in, the Collateral; and (ix) otherwise represent PFG in any litigation relating to Obligor.”

“Liquidation” means, in respect of Australian Borrower or the Australian Parent: (a) a winding up, dissolution, liquidation, provisional liquidation, administration, bankruptcy or other proceeding for which an External Administrator is appointed, or an analogous or equivalent event or proceeding in any jurisdiction; or (b) an arrangement, moratorium, assignment or composition with or for the benefit of creditors or any class or group of them.”

“ “Loan Documents” means, collectively, this Agreement, the Representations, the IPSA, the Australian Security and Guarantee, and any and all other present and future documents, instruments and agreements between PFG and Borrower or Guarantor, including, but not limited to those relating to this Agreement, and all amendments and modifications thereto and replacements therefor.

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“ “Obligor” means, collectively, Existing Borrower, New Borrower and Guarantor.”

“ “PPS Law” means:

(a) the PPSA and any regulation made at any time under the PPSA, including the PPS Regulations (each as amended from time to time); and

(b) any amendment made at any time to any other legislation as a consequence of a law or regulation referred to in paragraph (a) of this definition.”

“ “PPS Regulations” means the Personal Property Securities Regulations 2010 (Commonwealth of Australia).”

“ “PPSA” means the Personal Properties Securities Act 2009 (Commonwealth of Australia).”

“ “Responsible Officer(s)” means, with respect to Parent, Delaware Subsidiary and Vivo, Panna Sharma, John A. Roberts and any other officer of Parent identified in writing by a Responsible Officer, and with respect of Australian Borrower or the Australian Parent, the Australian equivalent of such officers.”

“ “Second Modification Effective Date” is June 30, 2018.”

“ “Subsidiary” is, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person and, in relation to the Australian Borrower or the Australian Parent, without limiting the foregoing, includes a subsidiary as defined in the Corporations Act including any entity controlled by the Australian Borrower or the Australian Parent for the purposes of section 50AA of the Corporations Act. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower or Guarantor.”

“ “Tax(es)” means any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax-sharing agreement or similar contract, and, in addition to the foregoing, with respect to Australian Borrower or the Australian Parent, includes stamp duty and GST (as defined in the A New Tax System (Goods and Services Tax) Act 1999 (Cth)).”

“ “US Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.”

“ “Vivo” means vivoPharm, LLC, a Delaware limited liability company and a Borrower hereunder.”

“ “Westpac Accounts” is defined in Section 8(b) of the Schedule.”

7.19 Section 8.12 (Time of Essence). The text “this Agreement” is deleted and replaced by the text “the Loan Documents”.

7.20 Section 8.18 (Paragraph Headings; Construction; Counterparts). Section 8.18 is amended in its entirety and replaced with the following:

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“ 8.18 Paragraph Headings; Construction; Counterparts. Paragraph headings are only used in this Agreement for convenience. Borrower and PFG acknowledge that the headings may not describe completely the subject matter of the applicable paragraph, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. This Agreement has been fully reviewed and negotiated between the parties with the benefit of independent counsel and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against PFG or Borrower under any rule of construction or otherwise. References to “Borrower” are construed to mean “each Borrower”, unless otherwise expressly specified. Amounts set off in brackets or parentheses are negative. The word “shall” is mandatory, the word “may” is permissive, and the word “or” is not exclusive. The term “this Agreement” (i) includes the Schedule and (if not otherwise specified) any amendment, modification, restatement or other writing amending the terms of this Agreement, and (ii) as the context permits, shall be deemed and construed to include “and the other Loan Documents”. Obligations of a similar nature addressed in different sections of this Agreement shall be deemed supplemental to one another and not exclusive unless expressly set forth as such. Words and phrases expressing examples, including “for example” and “such as” are non-exclusive. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.”

7.21 Section 8.26 (Mutual Waiver of Jury Trial). The text amended by “this Agreement” in the third line is deleted and replaced by the text “the Loan Documents”.

7.22 Section 5 of Schedule (Financial Covenants). Section 5 of the Schedule is amended in its entirety and replaced with the following:

“5. Financial Covenants

(Section 4.1):	Borrower shall comply with each of the following covenants. Compliance shall be determined on a consolidated basis (except with respect to Minimum Liquidity) (with numbers in parentheses denoting negative numbers):

Minimum Adjusted
EBITDA:	Tested calendar monthly on a trailing three-month (“T3M”) basis, Borrower shall maintain Adjusted EBITDA of not less than the amounts set forth below for the corresponding T3M periods:

T3M Periods Ending	Minimum Threshold

March 31, 2018	$(3,300,000)
April 30, 2018	$(2,850,000)
May 31, 2018	$(2,500,000)
June 30, 2018	$(2,000,000)
July 31, 2018	$(1,800,000)
August 31, 2018	$(1,650,000)
September 30, 2018	$(1,500,000)
October 31, 2018	$(750,000)
November 30, 2018	$0.00
December 31, 2018 and each period thereafter	$750,000

Minimum Revenues:	Tested on a quarterly basis as of the end of each calendar quarter during the term of the Loan, Borrower’s Revenues shall meet or exceed the thresholds set forth below for the corresponding periods:

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Quarterly Periods	Minimum Thresholds

March 31, 2018	$6,300,000
June 30, 2018	$7,010,000
September 30, 2018	$7,042,000
December 31, 2018	$7,830,000

Future Periods:	With respect to the period ending March 31, 2019 and each period thereafter, the levels of minimum Revenue shall be set by PFG in consultation with and generally consistent with SVB. With respect thereto:

(i) Borrower’s failure to either (1) agree in writing (which agreement shall be set forth in a written amendment to this Agreement) on or before February 15, 2019, to any such covenant levels with respect to Borrower’s fiscal year ending December 31, 2019, or (2) notwithstanding Section 7(g) of this Schedule, deliver to PFG, on or before the earlier to occur of (i) January 31, 2018 and (ii) three (3) Business Days after approval by the Board, Borrower’s budgets, sales projections, operating plans and other financial information of Borrower that PFG reasonably deems relevant, including, without limitation, Borrower’s Board-approved operating budgets, projections and plans, with respect to Borrower’s fiscal year ending December 31, 2018, shall result in an immediate Event of Default for which there shall be no grace or cure period; and

(ii) Borrower’s failure to either (1) agree in writing (which agreement shall be set forth in a written amendment to this Agreement) on or before February 15, 2019, to any such covenant levels with respect to Borrower’s fiscal year ending December 31, 2019, or (2) notwithstanding Section 6(g) of this Schedule, deliver to PFG, on or before the earlier to occur of (i) January 31, 2019 or (ii) three (3) Business Days after approval by the Board, Borrower’s budgets, sales projections, operating plans and other financial information of Borrower that PFG reasonably deems relevant, including, without limitation, Borrower’s Board-approved operating budgets, projections and plans, with respect to Borrower’s fiscal year ending December 31, 2019, shall result in an immediate Event of Default for which there shall be no grace or cure period.

Minimum Liquidity:	Tested monthly with respect to Borrower only, and not on a consolidated basis with any Non-Borrower Subsidiaries, Borrower shall at all times maintain Minimum Liquidity of at least $2,000,000.

Definitions:	For purposes of the foregoing financial covenants, the following terms shall have the following meanings:

“Adjusted EBITDA” means, calculated on a consolidated basis with respect to Parent and its Subsidiaries, (a) Net Income, plus (b) to the extent deducted in the calculation of Net Income, (i) Interest Expense, (ii) depreciation and amortization expense, (iii) income tax expense, (iv) and non-cash stock compensation expense, and (v) restructuring and severance costs not exceeding $200,000 in the aggregate in any fiscal year of Parent, minus (c) unfinanced capital expenditures, all as determined in accordance with GAAP.

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“Minimum Liquidity” means the sum of Cash and Cash Equivalents in Collateral Accounts with the Senior Lender, plus Availability. For purposes hereof, “Availability” means the unused amount that may be drawn by Borrower on any day under Parent’s revolving line of credit with the Senior Lender (which, for the avoidance of doubt, shall be net of then outstanding principal borrowings under such line of credit).”

7.23 Schedule Section 6 (Reporting). Section 6.2 is hereby amended by replacing clause (h) in its entirety with the following:

“(h)	Copies of all reports and statements provided by Obligor to the Senior Lender, to the extent not duplicative of substantially identical reports otherwise provided to PFG under the Loan Documents.”

7.24 Schedule Section 8(b) (Collateral Accounts). Section 8(b) of the Schedule is amended in its entirety and replaced with the following:

“(b)	Collateral Accounts. Borrower shall cause the banks and other institutions where its, its Subsidiaries’ and Australian Parent’s Collateral Accounts are maintained to enter into Control Agreements with PFG, in form and substance legally sufficient and otherwise satisfactory to PFG in its good faith business judgment and sufficient to perfect PFG’s security interest in said Collateral Accounts, subject to the Lien of the Senior Lender; provided, however, (i) such obligations shall be qualified to the extent qualified under the Senior Loan Documents with respect to (i) lockbox accounts with JP Morgan Chase Bank, (ii) Regions Bank, (iii) certificates of deposit with JP Morgan Chase Bank, (iv) PNC Bank, (v) Westpac Banking Corporation (with respect to Australian Parent), (vi) Cambridge Mercantile (Australia) Pty. Ltd. (with respect to Australian Parent), and (ii) such Control Agreement requirement shall not apply to Deposit Accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to PFG by Borrower as such. Said Control Agreements shall permit PFG, upon the occurrence and during the continuance of an Event of Default, to exercise exclusive control over said Collateral Accounts and proceeds thereof (subject to the rights of the Senior Lender).”

7.25 Exhibit C (Compliance Certificate). The Compliance Certificate is amended in its entirety and replaced with the Compliance Certificate in the form attached hereto as Schedule 1.

8. Limitation of Amendments.

8.1 The amendments set forth in Section 7 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which PFG may now have or may have in the future under or in connection with any Loan Document.

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8.2 This Second Modification shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

9. Representations and Warranties. To induce PFG to enter into this Second Modification, Borrower hereby represents and warrants to PFG as follows:

9.1 Immediately after giving effect to this Second Modification (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

9.2 Borrower has the power and authority to execute and deliver this Second Modification and to perform its obligations under the Loan Agreement, as amended by this Second Modification;

9.3 The organizational documents of Existing Borrower delivered to PFG on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

9.4 The execution and delivery by Borrower of this Second Modification and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Second Modification, have been duly authorized;

9.5 The execution and delivery by Borrower of this Second Modification and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Second Modification, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

9.6 The execution and delivery by Borrower of this Second Modification and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Second Modification, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

9.7 This Second Modification has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

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10. Post-Second Modification Conditions.

(a) Financing Condition. On or before (i) July 13, 2018, Borrower shall have provided true and correct copies of the fully-executed agreements and/or instruments executed and delivered in connection with an equity or subordinated debt investor financing providing in the aggregate not less than $2,500,000 in net new cash capital proceeds to Borrower (which, for the avoidance of doubt, is exclusive of the proceeds from the sale of capital stock or assets of Bioserve Biotechnologies (India) Private Limited consummated in April 2018, and (ii) July 16, 2018, Borrower shall have received the cash proceeds of the financing referred to in clause (i) (the “Financing Condition”). For the avoidance of doubt, this Section 10(a) supersedes Section 8(a) of the First Modification, which First Modification Section shall be of no further force and effect.

(b) Modification Fee. Borrower shall have paid PFG a fee in consideration of this Second Modification and the First Modification in the amount of $75,000, due and payable upon PFG invoice promptly following the Second Modification Effective Date. The foregoing fee obligation supersedes the Modification Fee requirement set forth in Section 7(f) of the First Modification.

11. Integration. This Second Modification, the First Modification (to the extent not inconsistent with this Second Modification), the Loan Agreement and the other Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. Except as aforesaid, all prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Second Modification and the Loan Documents merge into this Second Modification and the Loan Documents.

12. Counterparts. This Second Modification may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

13. Effectiveness. This Second Modification shall be deemed effective upon (a) the due execution and delivery to PFG of this Second Modification by each party hereto, and (b) Borrower’s payment to PFG of PFG’s legal fees and expenses incurred in connection with this Second Modification.

[Signature page follows]

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In Witness Whereof, this Second Modification and all documents executed in connection therewith, or relating thereto, have been negotiated, prepared and deemed to be executed by Borrower in the United States of America. In addition, the parties hereto have caused this Second Modification to be duly executed and delivered as of the date first written above.

PFG

PARTNERS FOR GROWTH IV, L.P.

By	/s/ Philip Lawson
Name:	Philip Lawson
Title:	Manager, Partners for Growth IV, LLC
Its General Partner

BORROWER

CANCER GENETICS, INC.

By:	/s/ John A. Roberts
Name:	John A. Roberts
Title:	Chief Executive Officer

GENTRIS, LLC

By:	/s/ John A. Roberts
Name:	John A. Roberts
Title:	Chief Executive Officer

VIVOPHARM, LLC

By:	/s/ John A. Roberts
Name:	John A. Roberts
Title:	Chief Executive Officer

[Signature page to Joinder and Modification No. 2 to

Amended and Restated Loan and Security Agreement]

Executed by RDDT A VIVOPHARM COMPANY PTY LTD in accordance with Section 127 of the Corporations Act 2001

/s/ John A. Roberts	/s/ Ralf Brandt
Signature of director	Signature of director/company secretary (Please delete as applicable)

John A. Roberts	Ralf Brandt
Name of director (print)	Name of director/company secretary (print)

[Signature page to Joinder and Modification No. 2 to

Amended and Restated Loan and Security Agreement]

Compliance Certificate

Schedule 1

COMPLIANCE CERTIFICATE

Borrower: Cancer Genetics, Inc. / vivoPharm, LLC /	Lender: Partners for Growth IV, L.P. (“PFG”)
Gentris, LLC, c/o 201 Route 17 N. 2nd Floor, Rutherford, NJ 07070	1660 Tiburon Blvd., Suite D Tiburon, CA 94920

The undersigned authorized officer of Borrower hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and PFG dated as of March 22, 2017, as amended (the “Agreement”), (i) Borrower (on a consolidated basis) is in complete compliance for the period ending __________________ with all required covenants except as detailed below, (ii) all representations and warranties of Borrower stated in the Agreement, including the Representation Letter, as defined in the Agreement, are true, complete, correct and accurate on this date except those representations and warranties expressly referring to a specific date shall be true, complete, correct and accurate as of such date, and except as noted below or on any disclosure letter attached to this Certificate as Exhibit A, (iii) each Borrower and each of its Subsidiaries has timely filed all required tax returns and reports, and each Borrower has timely paid all foreign, federal state and local taxes, assessments, deposits and contributions owed by Borrower(s) except as otherwise permitted pursuant to the Loan Agreement, (iv) no Liens have been levied or claims made against any Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which such Borrower has not previously provided written notification to PFG, and (v) there are no Defaults or Events of Default. Attached herewith are the required documents supporting the above certification. The undersigned further certifies that the financial statements, information and schedules referred to below have been prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistent from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Compliance Certificates	Monthly within 30 Days	Yes	No
Unaudited Financial Statements	Monthly within 30 Days	Yes	No
AR and AP Agings	Monthly within 30 Days	Yes	No
Operating Budgets/Projections	As soon as available / 60 days of FYE	Yes	No
Audited Financial Statements	Earlier - 150 Days of FYE / 5 days of SEC filing)	Yes	No
SEC Filings	Within 5 days	Yes	No
Copies of SVB Reports	Upon request	Yes	No
Statements, Etc.to stockholders	5 Business Days	Yes	No
Other Reports	Promptly following PFG request	Yes	No
Representations Letter Update	When Required[1] or each Q-End	Yes	No
Advance Notice of Board Meeting	LSA Section 4.5 – ongoing obligation	Yes	No

Financial Covenants[2]	Required	Actual	Complies

Min Liquidity	> $2,000,000
Min Adjusted EBITDA
Min Revenues

SIGNATURE

NAME / TITLE	DATE

[1] To be updated as and when necessary to keep the information current, accurate and complete.

[2] See Exhibit B, page 3

[Signature page to Joinder and Modification No. 2 to

Amended and Restated Loan and Security Agreement]

Compliance Certificate – Exhibit A Disclosure Schedule

Financial Covenants (Section 5 of Schedule to Loan and Security Agreement)

“5. Financial Covenants

(Section 4.1):	Borrower shall comply with each of the following covenants. Compliance shall be determined on a consolidated basis (except with respect to Minimum Liquidity) (with numbers in parentheses denoting negative numbers):

Minimum Adjusted
EBITDA:	Tested calendar monthly on a trailing three-month (“T3M”) basis, Borrower shall maintain Adjusted EBITDA of not less than the amounts set forth below for the corresponding T3M periods:

T3M Periods Ending	Minimum Threshold

March 31, 2018	$(3,300,000)
April 30, 2018	$(2,850,000)
May 31, 2018	$(2,500,000)
June 30, 2018	$(2,000,000)
July 31, 2018	$(1,800,000)
August 31, 2018	$(1,650,000)
September 30, 2018	$(1,500,000)
October 31, 2018	$(750,000)
November 30, 2018	$0.00
December 31, 2018 and each period thereafter	$750,000

Minimum Revenues:	Tested on a quarterly basis as of the end of each calendar quarter during the term of the Loan, Borrower’s Revenues shall meet or exceed the thresholds set forth below for the corresponding periods:

Quarterly Periods	Minimum Thresholds

March 31, 2018	$6,300,000
June 30, 2018	$7,010,000
September 30, 2018	$7,042,000
December 31, 2018	$7,830,000

Compliance Certificate – Exhibit A Disclosure Schedule

Future Periods:	With respect to the period ending March 31, 2019 and each period thereafter, the levels of minimum Revenue shall be set by PFG in consultation with and generally consistent with SVB. With respect thereto:

(i)	Borrower’s failure to either (1) agree in writing (which agreement shall be set forth in a written amendment to this Agreement) on or before February 15, 2019, to any such covenant levels with respect to Borrower’s fiscal year ending December 31, 2019, or (2) notwithstanding Section 7(g) of this Schedule, deliver to PFG, on or before the earlier to occur of (i) January 31, 2018 and (ii) three (3) Business Days after approval by the Board, Borrower’s budgets, sales projections, operating plans and other financial information of Borrower that PFG reasonably deems relevant, including, without limitation, Borrower’s Board-approved operating budgets, projections and plans, with respect to Borrower’s fiscal year ending December 31, 2018, shall result in an immediate Event of Default for which there shall be no grace or cure period; and

(ii)	Borrower’s failure to either (1) agree in writing (which agreement shall be set forth in a written amendment to this Agreement) on or before February 15, 2019, to any such covenant levels with respect to Borrower’s fiscal year ending December 31, 2019, or (2) notwithstanding Section 6(g) of this Schedule, deliver to PFG, on or before the earlier to occur of (i) January 31, 2019 or (ii) three (3) Business Days after approval by the Board, Borrower’s budgets, sales projections, operating plans and other financial information of Borrower that PFG reasonably deems relevant, including, without limitation, Borrower’s Board-approved operating budgets, projections and plans, with respect to Borrower’s fiscal year ending December 31, 2019, shall result in an immediate Event of Default for which there shall be no grace or cure period.

Minimum Liquidity:	Tested monthly with respect to Borrower only, and not on a consolidated basis with any Non-Borrower Subsidiaries, Borrower shall at all times maintain Minimum Liquidity of at least $2,000,000.

Definitions:	For purposes of the foregoing financial covenants, the following terms shall have the following meanings:

“Adjusted EBITDA” means, calculated on a consolidated basis with respect to Parent and its Subsidiaries, (a) Net Income, plus (b) to the extent deducted in the calculation of Net Income, (i) Interest Expense, (ii) depreciation and amortization expense, (iii) income tax expense, (iv) and non-cash stock compensation expense, and (v) restructuring and severance costs not exceeding $200,000 in the aggregate in any fiscal year of Parent, minus (c) unfinanced capital expenditures, all as determined in accordance with GAAP.

“Minimum Liquidity” means the sum of Cash and Cash Equivalents in Collateral Accounts with the Senior Lender, plus Availability. For purposes hereof, “Availability” means the unused amount that may be drawn by Borrower on any day under Parent’s revolving line of credit with the Senior Lender (which, for the avoidance of doubt, shall be net of then outstanding principal borrowings under such line of credit).”